Exhibit 10.4

AMENDMENT AND WAIVER

This Amendment and Waiver (this “Amendment”), dated as of February 22, 2013, is made to the Securities Purchase Agreement, dated as of February 22, 2011, as amended by an Amendment and Waiver to Securities Purchase Agreement dated as of July 2, 2012 and as further amended by an Amendment and Waiver to Securities Purchase Agreement dated as of January 16, 2013 (the “Purchase Agreement”), between PLC Systems Inc., a Yukon Territory corporation (the “Company”) and GCP IV LLC (the “Holder”) and the Transactions Documents entered into in connection with the Purchase Agreement.  The Holder is the “Purchaser” under the Purchase Agreement.  Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefor in the Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, the Company issued (i) at the First Closing, the 5% Senior Secured Convertible Debenture due on February 22, 2014 in the aggregate principal amount of $4,000,000 (the “2011 Debenture”) and Common Stock purchase warrants to purchase up to 40,000,000 shares of Common Stock (the “2011 Warrants”), (ii) at the Second Closing, the 5% Senior Secured Convertible Debenture due on July 2, 2015 in the aggregate principal amount of $1,000,000 (the “2012 Debenture”) and Common Stock purchase warrants to purchase up to 10,000,000 shares of Common Stock (the “2012 Warrants” and collectively with the 2011 Warrants, the “Warrants”) and (iii) at the Third Closing, the 5% Senior Secured Convertible Debenture due on January 16, 2016 (the “2013 Debenture” and collectively with the 2011 Debenture and the 2012 Debenture, the “Debentures”).  For the purposes of clarification, the additional Common Stock purchase warrants to purchase up to 10,000,000 shares of Common Stock issued at the Second Closing (the “2012 Additional Warrants”) and Common Stock purchase warrants to purchase up to 2,500,000 shares of Common Stock (the “2013 Warrants”) issued at the Third Closing are not being amended nor are any provisions contained in the such warrants being waived, but rather such warrants are being cancelled;

WHEREAS, the Company wishes to engage in a private offering wherein the Company will issue to certain investors (the “New Investors”) up to $7,500,000, in the aggregate, of Common Stock and Common Stock purchase warrants (the “Initial New Investment Warrants”), along with the additional issuances of shares of Common Stock and warrants to purchase shares of Common Stock (the “Additional Investment Warrants” and collectively with the Initial New Investment Warrants, the “New Investment Warrants”) pursuant to the terms and conditions of that certain Securities Purchase Agreement dated as of the date hereof and substantially in the form attached hereto as Exhibit A (the “New Investment Agreement,”  such issuance and sale, the “New Investment”).  For the avoidance of doubt, the term “New Investment” shall be deemed to include the Palladium Warrants (as defined on Schedule 3.1(g) of the New Investment Agreement) (the “Palladium Warrants”) and the Right to Shares Letter Agreement

between the Company and GCP IV, LLC and securities issued or issuable pursuant to such warrants or letter agreement; and

WHEREAS, the Company and the Holder wish to amend and waive certain terms and conditions of the Transaction Documents pursuant to the terms hereof;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1.             Waivers.

(a)           Waiver of Variable Rate Transactions.  Solely for the purposes of enabling the consummation of the New Investment, the Holder hereby waives the Company’s prohibition of effecting or entering into an agreement to effect any issuance by the Company of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction.

(b)           Waiver of Negative Covenants of the Debentures.

i.          Solely for the purpose of issuing 3,180,942 shares of Common Stock, in the aggregate, to Mark R. Tauscher and Gregory W. Mann pursuant to the Company’s stock option plan, on the terms and conditions in the Company’s stock option plan as of the date hereof, the Holder hereby waives Section 7(i) of the Debentures.

ii.         Solely for the purpose of issuing the Palladium Warrants to Palladium Capital Advisors, LLC (or its designees) on the terms and conditions of such warrants, as of the date hereof, the Holder hereby waives Section 7(f) of the Debentures.

(c)           Consummation of New Investment.  Notwithstanding the foregoing, in the event that the Initial Closing (as defined in the New Investment Agreement) of the New Investment with gross cash proceeds of at least $4,000,000 is not consummated on or before February 22, 2013 (the “New Investment Closing Date”), the waivers made by the Holder in this Section 1 shall no longer be applicable and in effect.

2.             Amendments.

(a)           Amendment to the Maturity Date of the Debentures.  The due date and the definition of “Maturity Date” in the 2011 Debentures and in the form of Debenture attached as Exhibit A to the Purchase Agreement is hereby amended to read “June 30, 2015.”

(b)           Amendment to Anti-dilution.  The Holder hereby agrees to remove from the Debentures and Warrants (and the form of Debenture and form of Warrant attached as Exhibits A and B to the Purchase Agreement) the anti-dilution protection.  As such, each of the Debentures and the form of Debenture attached as Exhibit A to the Purchase Agreement is hereby amended to delete Section 5(b) thereof in its entirety and each of the Warrants and the form of Warrant attached as Exhibit B to the Purchase Agreement is hereby amended to delete Section 3(b) thereof in its entirety ; provided, however, that if the Initial Closing of the New Investment with gross cash proceeds of at least $4,000,000  is not consummated on or by the New Investment Closing Date, then this Section shall no longer be applicable and Section 5(b) of the Debentures and Section 3(b) of the Warrants shall remain in full force and effect.

(c)           Amendment to Exercise Price of Warrants.  The Holder and the Company hereby agree to reduce the Exercise Price of the 2011 Warrants and the 2012 Warrants to $0.098, subject to adjustment therein; provided, however, that if the Initial Closing of the New Investment with gross cash proceeds of at least $4,000,000 is not consummated on or by the New Investment Closing Date, then this Section shall no longer be applicable and the Exercise Price as of the date hereof of the 2011 Warrants and the 2012 Warrants the shall remain in full force and effect.  As such, Section 2(b) of the 2011 Warrants and the 2012 Warrants is hereby amended and restated in its entirety to read as follows:

“The exercise price per share of the Common Stock under this Warrant shall be $0.098, subject to adjustment hereunder (the “Exercise Price”).”

(d)           Amendment to Number of Warrant Shares.  The Holder and the Company hereby agree to increase the aggregate number of shares of Common Stock underlying the 2011 Warrants and the 2012 Warrants such that the aggregate number of Warrant Shares of the 2011 Warrants and 2012 Warrants is equal to 81,578,946 shares.  As such, each of the outstanding 2011 Warrants and 2012 Warrants is amended to replace the number of Warrant Shares on the first page thereof with the number of Warrant Shares indicated on Schedule I attached hereto and the aggregate number of Warrant Shares underlying the 2011 Warrants shall thereby be increased to 65,263,156 Warrant Shares and the aggregate number of Warrant Shares underlying the 2012 Warrants shall thereby be increased to 16,315,790; provided, however, that if the Initial Closing of the New Investment with gross cash proceeds of at least $4,000,000 is not consummated on or by the New Investment Closing Date, then this Section shall no longer be applicable and the number of Warrant Shares as of the date hereof shall remain the same.

(e)           Amendment to Cashless Exercise.  Section 2(c) of the 2011 Warrants and the 2012 Warrants shall be amended such that part “(A)” of the cashless exercise formula which currently reads as “= the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise” is hereby amended to read “0.155 (subject to adjustment for reverse and forward stock splits and the like)”; provided, however, that if the Initial Closing of the New Investment with gross cash proceeds of at least $4,000,000 is not consummated on or by the New Investment Closing Date, then this Section shall no longer be applicable and Section 2(c) shall remain unchanged and in full force and effect.

(f)            Amendment to Exhibit J to Security Agreement.  Schedule J to the Security Agreement shall be amended to include thereon the agreements listed on Schedule II attached hereto; provided, however, that if the Initial Closing of the New Investment with gross cash proceeds of at least $4,000,000 is not consummated on or by the New Investment Closing Date, then this Section shall no longer be applicable and Schedule J to the Security Agreement shall remain unchanged and in full force and effect.

(g)           Amendment to Definition of Exempt Issuance.  The definition of Exempt Issuance shall be amended to include the shares of Common Stock issuable to the Holder pursuant to the Right to Shares Letter Agreement between the Company and the Holder dated as of the date hereof.  As such, the definition of Exempt Issuance is amended by inserting the following new clause (e) at the end of such definition:

“and (e) shares of Common Stock issuable pursuant to the Rights to Shares Letter Agreement between the Company and GCP IV LLC, dated as of February 22, 2013.”

;provided, however, that if the Initial Closing of the New Investment with gross cash proceeds of at least $4,000,000 is not consummated on or by the New Investment Closing Date, then this Section shall no longer be applicable and the definition of Exempt Issuance shall remain unchanged and in full force and effect.

(h)           Additional Company Representations.  The Company has the requisite corporate power and authority to enter into this Amendment and otherwise to carry out its obligations hereunder.  The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.  The waivers, agreements and obligations of the Holders set forth herein shall be null and void in the event the New Investment with gross cash proceeds of at least $4,000,000 is not consummated by February 22, 2013.

(i)            Additional Holder Representations.  The Holder represents and warrants to the Company that the Holder was the Purchaser at the First Closing, Second Closing and Third Closing and has not assigned, transferred or encumbered any of its rights under the Purchase Agreement or any of the Securities.

3.             Forbearance on Debentures.  From the date hereof until February 22, 2014, without the prior written consent from the majority of the investors in the New Investment Securities (based on initial subscription amounts thereunder), the Holder hereby agrees that it shall forbear from accelerating the maturity date of the Debentures due to an Event of Default (as defined in the Debentures); provided, however, such forbearance shall not limit the Holder from taking any such necessary action to protect and maintain its security interest in the Collateral (as defined in that certain Security Agreement between the Company and the Holder, dated as of February 22, 2011, as amended (the “Security Agreement”)) or any of its security interests provided for in the German Security Agreements (as defined in the Purchase Agreement), taking any action in the event of a Bankruptcy Event (as defined in the Debentures) or seeking equitable remedies to enforce its contractual rights against the Company and its subsidiaries under the Transaction Documents which do not include the right to compel the direct or indirect payment of Debenture principal.  Notwithstanding the foregoing, in the event that any investor in the New Investment other than Holder or its Affiliates brings an action against the Company or any subsidiary in respect of the New Investment except enforcement of the rights to receive liquidated damages or injunctive relief, such forbearance provided in this Section 3 shall no longer apply.  For clarity, this forbearance shall not prohibit the Holder from enforcing its rights with respect to obligations as an equity holder (including, without limitation, rights with respect to delivery of shares of Common Stock on conversions and exercises).

4.             Right of Participation.  The Holder hereby acknowledges that with regard to the New Investment as a Subsequent Financing, the Company is not in breach of its obligations in Section 4.12 of the Purchase Agreement, including timely delivering all required notices, and that the Holder has exercised the right to participate in the New Investment.

5.             Cancellation of Warrants.  The Company and Holder hereby agree that the 2012 Additional Warrants and the 2013 Warrants are hereby cancelled.  The Holder acknowledges and agrees that upon the execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby, the 2012 Additional Warrants and the 2013 Warrants will be deemed cancelled; provided, however, that if the Initial Closing of the New Investment with gross cash proceeds of at least $4,000,000 is not consummated on or by the New Investment Closing Date, then this Section shall no longer be applicable and the 2012 Additional Warrants and the 2013 Warrants shall remain outstanding.

6.             No Additional Closings.  Notwithstanding the $250,000 raised by the Company in the Third Closing held on January 16, 2013, the Company and the Holder hereby agree that no additional Closings may occur pursuant to the Purchase Agreement and that the right to proceed with an additional Third Closing for up to $750,000 is hereby terminated; provided, however, that if the Initial Closing of the New Investment with gross cash proceeds of at least $4,000,000 is not consummated on or by the New Investment Closing Date, then this Section shall no longer be applicable and the right to proceed with an additional Third Closing for up to $750,000, subject to the terms and conditions of the Purchase Agreement, shall remain reserved.

7.             Fees and Expenses.  The Company agrees to reimburse Genesis Capital Advisors LLC $10,000 for its legal fees and expenses in connection herewith.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment.

8.             Public Disclosure.  On or before 9:30 am (New York City time) on the first Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Holder disclosing the material terms of the transactions contemplated hereby and attaching this Amendment as an exhibit thereto. From and after the filing of such Current Report, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Amendment.

9.             Reference to the Purchase Agreement.  On and after the date hereof, each reference to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby.  On and after the date hereof, each reference to “the Debentures” shall mean and be a reference to the Debentures as amended hereby.  On and after the date hereof, each reference to “the Warrants” shall mean and be a reference to the Warrants as amended hereby.  No reference to this Amendment need be made in any instrument or document at any time referring to the Purchase Agreement, the Debentures or the Warrants, and a reference to the Purchase Agreement, the Debentures or the Warrants in any such instrument or document shall be deemed to be a reference to the Purchase Agreement, the Debentures or the Warrants, all as amended hereby.

10.          Effect on Transaction Documents.  Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement and the Transaction Documents shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.  Notwithstanding the foregoing, this Amendment shall be deemed for all purposes as an amendment to the Purchase Agreement as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Purchase Agreement, on the one hand, and the terms and provisions of this Amendment, on the other hand, the terms and provisions of this Amendment shall prevail.

11.          Amendments and Waivers. The provisions of this Amendment can be amended or waived in the manner permitted under the Purchase Agreement, subject to the consent of holders of at least a majority of the New Investment Securities then outstanding (calculated on an as exercised basis).

12.          Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13.          No Third-Party Beneficiaries.  The holders of New Investment Securities are made third party beneficiaries of this Agreement with rights of enforcement.

14.          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

15.          Entire Agreement.  This Amendment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

PLC SYSTEMS INC.

By:
Name:
Title:

Agreed to and Accepted:

PLC MEDICAL SYSTEMS INC.

By:	/s/ Mark R. Tauscher
Name: Mark R. Tauscher
Title: President

PLC SYSTEMAS MEDICOS INTERNACIONAIS
(DEUTSCHLAND) GMBH

By:	/s/ Vincent Puglisi
Name: Vincent Puglisi
Title: Managing Director

[SIGNATURE PAGE OF HOLDER FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO PLCSF AMENDMENT]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Schedule I

Warrant	Amended Number of Warrant Shares

Warrant No. R-1	[ ]

Warrant No. R-2	[ ]

Schedule II

Additions to Schedule J to Security Agreement

The New Investment Agreement.

The Escrow Agreement entered into in connection with the New Investment Agreement, dated as of the date hereof.

The Consulting Agreements between the Company and investor relations consultants entered into in connection with the New Investment Agreement, dated as of the date hereof.

The separate Securities Purchase Agreements of even date between GCP IV, LLC and the respective purchasers , Alpha Capital Anstalt, Barry Honig, Denville and Dover Fund LLC, GRQ Consultants, Inc. 401k, Brio Capital Master Fund Ltd. And Congregation Tifereth Israel, named therein, and acknowledged and agreed to by the Issuer;